As filed with the Securities and Exchange Commission on November 4, 2016

Registration No. 333-214197

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NABRIVA THERAPEUTICS AG

(Exact name of registrant as specified in its charter)

Republic of Austria	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Leberstrasse 20

1110 Vienna, Austria

Tel: +43 (0)1 740 930

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

C T Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 894-8440

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brian A. Johnson	Peter Wolf
Wilmer Cutler Pickering Hale and Dorr LLP	General Counsel
7 World Trade Center	Nabriva Therapeutics AG
250 Greenwich Street	1000 Continental Drive, Suite 600
New York, NY 10007	King of Prussia, PA 19406
Telephone: (212) 230-8800	Telephone: (610) 816-6640
Fax: (212) 526-5000	Fax: (610) 816-6639

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-214197) is being filed solely for the purpose of filing an updated Exhibit 5.1 in order to respond to comments received from the Securities and Exchange Commission. No changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

We have provided directors’ and officers’ liability insurance for our supervisory board members, management board members and other members of senior management against civil liabilities, which they may incur in connection with their activities on behalf of our company, including insurance coverage against liabilities under the Securities Act of 1933, or Securities Act.

Item 9. Exhibits

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 10. Undertakings.

The undersigned Registrant hereby undertakes:

(1)              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)               to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)              That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)              To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)              That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                 each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)              That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)              That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)              If applicable, the undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transaction by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(9)              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Austria, on this 4th day of November, 2016.

NABRIVA THERAPEUTICS AG

By:	/s/ Colin Broom
Colin Broom
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Colin Broom
Colin Broom		Chief Executive Officer	November 4, 2016
(Principal Executive Officer)

/s/ Gary Sender
Gary Sender		Chief Financial Officer	November 4, 2016
(Principal Financial and Accounting Officer)

*
Daniel Burgess		Chairman of the Supervisory Board	November 4, 2016

*
Axel Bolte		Deputy Chairman of the Supervisory Board	November 4, 2016

*
Chau Khuong		Supervisory Board Member	November 4, 2016

*
George Talbot		Supervisory Board Member	November 4, 2016

*
Charles Rowland		Supervisory Board Member	November 4, 2016

*
Stephen Webster		Supervisory Board Member	November 4, 2016

*
Mark Corrigan		Supervisory Board Member	November 4, 2016

*By:	/s/ Colin Broom
Name:	Colin Broom
Title:	Attorney-in-fact

NABRIVA THERAPEUTICS AG
Authorized Representative in the United States

By:	/s/ Colin Broom
Name:	Colin Broom
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1**

Articles of Association of the Registrant (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K (File No. 001-37558), filed with the Securities and Exchange Commission on October 17, 2016)

3.2**

By-Laws of the Supervisory Board of the Registrant (incorporated by reference to Exhibit 1.2 of the Registrant’s Annual Report on Form 20-F (File No. 001-37558), filed with the Securities and Exchange Commission on April 28, 2016)

3.3**

By-Laws of the Management Board of the Registrant (incorporated by reference to Exhibit 1.3 of the Registrant’s Annual Report on Form 20-F (File No. 001-37558), filed with the Securities and Exchange Commission on April 28, 2016)

4.1**

Deposit Agreement, dated September 17, 2015, among the Registrant, The Bank of New York Mellon, as depositary, and all owners and holders of ADSs issued thereunder (incorporated by reference to Exhibit 99.3 of the Registrant’s Report on Form 6-K (File No. 001-37558), filed with the Securities and Exchange Commission on September 30, 2015)

4.2**	Form of American Depositary Receipt (included in Exhibit 4.1)

4.3**

Registration Rights Agreement, dated September 4, 2015, among the Registrant and the parties listed therein (incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form F-1 (File No. 333-205073), as amended, filed with the Securities and Exchange Commission on September 8, 2015)

4.4*	Form Subscription Rights Agreement and/or Certificate

5.1	Opinion of Freshfields Bruckhaus Deringer LLP

23.1**	Consent of PwC Wirtschaftsprüfung GmbH, independent registered public accounting firm for the Registrant

23.2	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on the signature pages to the Registration Statement)

*                 To be filed by amendment or by a Report on Form 6-K.

**          Previously filed.